Exhibit 4.2

PayPal Holdings, Inc.

OFFICER’S CERTIFICATE

March 6, 2025

The undersigned, PayPal Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies through Can Balcioglu, its Vice President, Treasurer, pursuant to Sections 2.1, 2.3 and 11.5 of the Indenture, dated as of September 26, 2019 (the “Indenture”), by and between the Company, as Issuer, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as follows:

1. The form and terms of the Floating Rate Notes due 2028 (the “Floating Rate Notes”) are set forth on Annex A attached hereto, 4.450% Notes due 2028 (the “2028 Notes”) are set forth on Annex B attached hereto, and the form and terms of the 5.100% Notes due 2035 (the “2035 Notes” and, together with the Floating Rate Notes and the 2028 Notes, the “Notes”) are set forth on Annex C attached hereto. The form and terms of the Floating Rate Notes, the 2028 Notes and the 2035 Notes have been established pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture.

2. The undersigned has read the Indenture.

3. The statements made in this certificate are based upon an examination of the Notes to be governed by the Indenture, upon an examination of and familiarity with the Indenture, upon the undersigned’s general knowledge of and familiarity with the operations of the Company and upon the performance of the undersigned’s duties as an officer of the Company.

4. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions precedent provided for in the Indenture relating to the issuance and authentication of each series of Notes have been complied with.

5. In the opinion of the undersigned, with respect to the foregoing, the conditions precedent provided for in the Indenture relating to the issuance and authentication of each series of Notes have been complied with.

6. This certificate (and to any document executed under the Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act (e.g., www.docusign.com), state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This certificate may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under any Signature Law due to the character or intended character of the writings.

Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized officer as of the date first written above.

PAYPAL HOLDINGS, INC.

By:	/s/ Can Balcioglu
Name: Can Balcioglu
Title: Vice President, Treasurer

[Signature Page to Officer’s Certificate under the Indenture]

ANNEX A

Pursuant to Section 2.3 of the Indenture, dated as of September 26, 2019 (the “Indenture”), between PayPal Holdings, Inc., a Delaware corporation (the “Issuer”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), the terms of a series of Securities to be issued pursuant to the Indenture are as follows:

1.	Designation. The designation of the securities is “Floating Rate Notes due 2028” (the “Floating Rate Notes”).

2.

Initial Aggregate Principal Amount. The Floating Rate Notes shall be limited in initial aggregate principal amount to $450,000,000 (except for Floating Rate Notes authenticated and delivered upon registration of transfer or exchange in accordance with the Indenture or this Annex A (this “Annex”)).

3.	Currency Denomination. The Floating Rate Notes shall be denominated in U.S. Dollars.

4.	Maturity. The date on which the principal of the Floating Rate Notes is payable is March 6, 2028.

5.

Rate of Interest; Interest Payment Date. Each Floating Rate Note shall bear interest at a floating rate equal to Compounded SOFR (as initially determined on June 4, 2025), reset quarterly, plus 0.670% per annum, accruing from March 6, 2025. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable Interest Payment Determination Date, reset quarterly, plus 0.670% per annum. Such interest shall be payable quarterly in arrears on each March 6, June 6, September 6 and December 6 of each year (each, a “Floating Rate Interest Payment Date”), commencing on June 6, 2025, and at maturity, to the Persons in whose names the Floating Rate Notes are registered at the close of business on February 21, May 21, August 21 or November 21, as the case may be, immediately preceding the Floating Rate Interest Payment Date, respectively (whether or not such record date is a Business Day); provided, however, that interest payable at maturity of the Floating Rate Notes shall be payable to the persons to whom principal shall be payable, subject to DTC’s applicable procedures. Interest on the Floating Rate Notes will accrue from, and including, the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. The “interest period” applicable to the Floating Rate Notes will be the period commencing on the applicable Floating Rate Interest Payment Date (or, in the case of the initial interest period, commencing on March 6, 2025) to, but excluding, the next succeeding Floating Rate Interest Payment Date, and in the case of the last such interest period, from, and including, the Floating Rate Interest Payment Date immediately preceding the maturity date for the Floating Rate Notes to, but excluding, such maturity date. The initial interest period applicable to the Floating Rate Notes is from, and including, March 6, 2025 to, but excluding, June 6, 2025. Interest on the floating rate notes will be computed on the basis of the actual number of days elapsed over a 360-day year. The interest on the Floating Rate Notes will be reset on the first day of each interest period other than the initial interest period (each, an “Interest Reset Date”), subject to adjustment if any such date is not a Business Day. If any Interest Reset

Date for the Floating Rate Notes would otherwise be a day that is not a Business Day with respect to the Floating Rate Notes, such Interest Reset Date will be the next succeeding day that is a Business Day with respect to the Floating Rate Notes, except that if the Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding day that is a Business Day with respect to the Floating Rate Notes. If any Floating Rate Interest Payment Date (other than an interest payment date occurring on the maturity date) falls on a day that is not a Business Day with respect to the Floating Rate Notes, such interest payment date will be the following day that is a Business Day with respect to the Floating Rate Notes, except that, if the Business Day is in the next succeeding calendar month, the Floating Rate Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to the Floating Rate Notes (in each case, resulting in a corresponding adjustment to the number of days in the applicable interest period). If the maturity of the Floating Rate Notes falls on a day that is not a Business Day with respect to the Floating Rate Notes, the payment of principal and interest may be made on the next succeeding Business Day with respect to the Floating Rate Notes, and no interest on that payment shall accrue for the period from, and after, such maturity. The amount of interest accrued and payable on the Floating Rate Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

6.

Place of Payment. Principal of, premium, if any, and interest on the Floating Rate Notes shall be payable, and the transfer of the Floating Rate Notes shall be registrable, at the office or agency of the Issuer to be maintained for such purpose in the contiguous United States of America, which shall initially be the Corporate Trust Office, except that, at the option of the Issuer, interest may be paid by sending a check to the address of the Person entitled thereto as it appears on the Floating Rate Notes register; provided, however, that while any Floating Rate Notes are represented by a Registered Global Security, payment of principal of, premium, if any, or interest on the Floating Rate Notes may be made by wire transfer to the account of the Depositary or its nominee in accordance with the Applicable Procedures.

7.	Optional Redemption. The Floating Rate Notes may not be redeemed prior to maturity.

8.

Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, the Issuer will be required to make an offer to each Holder of Floating Rate Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of such Holder’s Floating Rate Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Floating Rate Notes repurchased plus any accrued and unpaid interest, if any, on the Floating Rate Notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Issuer will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Floating Rate Notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Floating Rate Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Floating Rate Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Floating Rate Notes by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(a)

accept for payment all Floating Rate Notes or portions of Floating Rate Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the Issuer’s offer;

(b)

deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all Floating Rate Notes or portions of Floating Rate Notes properly tendered; and

(c)

deliver or cause to be delivered to the Trustee for cancellation the Floating Rate Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Floating Rate Notes being repurchased by the Issuer.

The paying agent will promptly mail (or, in the case of Floating Rate Notes held in book-entry form, transmit electronically) to each Holder of Floating Rate Notes properly tendered the repurchase price for such Floating Rate Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Floating Rate Note equal in principal amount to any unrepurchased portion of any Floating Rate Notes surrendered; provided, that each new Floating Rate Note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The Issuer will not be required to make an offer to repurchase the Floating Rate Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer pursuant to this Section 8 and the third party repurchases all Floating Rate Notes properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer pursuant to this Section 8. In addition, the Issuer will not be required to, and the Issuer will not, make an offer to repurchase any Floating Rate Notes upon a Change of Control Repurchase Event if there has occurred and is continuing on the Change of Control Payment Date an Event of Default with respect to the Floating Rate Notes.

If Holders of not less than 90% in aggregate principal amount of the Floating Rate Notes then outstanding validly tender and do not withdraw such Floating Rate Notes in an offer to repurchase the Floating Rate Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making such an offer in lieu of the Issuer as described above, purchases all of such Floating Rate Notes properly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided, that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the notes upon a Change of Control Repurchase Event described above) to redeem all Floating Rate Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Floating Rate Notes repurchased plus accrued and unpaid interest, if any, on the Floating Rate Notes repurchased to, but excluding, the Second Change of Control Payment Date.

“Below Investment Grade Rating Event” means the Floating Rate Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Floating Rate Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares or voting power of the Issuer’s Voting Equity Interests; (3) the adoption of a plan by the Issuer’s board of directors relating to the Issuer’s liquidation or dissolution; or (4) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Equity Interests or the outstanding Voting Equity Interests of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Equity Interests outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Equity Interests of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) the Issuer becomes a wholly-owned Subsidiary of another Person and (b) immediately following that transaction, a majority of Voting Equity Interests of such Person is held by the direct or indirect holders of the Issuer’s Voting Equity Interests immediately prior to such transaction and in substantially the same proportions as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, S&P and Moody’s; and (2) if any of Fitch, S&P or Moody’s ceases to rate the Floating Rate Notes or fails to make a rating of the Floating Rate Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s, or some or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc.

9.

Mandatory Redemption. Other than with respect to a Change of Control Repurchase Event as described above, the Floating Rate Notes are not mandatorily redeemable. The Floating Rate Notes are not entitled to the benefit of a sinking fund or any analogous provisions.

10.	Denominations. The Floating Rate Notes shall be issued initially in minimum denominations of $2,000 and shall be issued in integral multiples of $1,000 in excess thereof.

11.

Amount Payable Upon Acceleration. The principal of the Floating Rate Notes shall be payable upon declaration of acceleration pursuant to Section 5.1 of the Indenture. The Floating Rate Notes shall not be Original Issue Discount Securities within the meaning of the Indenture.

12.	Payment Currency. Principal and interest on the Floating Rate Notes, including payments made upon any redemption of the Floating Rate Notes, shall be payable in U.S. Dollars.

13.	Payment Currency – Election. The principal of and interest on the Floating Rate Notes shall not be payable in a currency other than U.S. Dollars.

14.	Payment Currency – Index. The principal of and interest on the Floating Rate Notes shall not be determined with reference to an index based on a coin or currency.

15.

Registered Securities. The Floating Rate Notes shall be issued only as Registered Securities. The Floating Rate Notes shall initially be issuable as Registered Global Securities, subject to Section 2.8 of the Indenture.

16.	Additional Amounts. The Issuer shall not pay additional amounts on the Floating Rate Notes held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

17.	Definitive Certificates. Section 2.8 of the Indenture will govern the transferability of the Floating Rate Notes in definitive form.

18.

Registrar; Paying Agent; Calculation Agent; Depositary. The Trustee shall initially serve as the registrar, paying agent and calculation agent for the Floating Rate Notes. The Depository Trust Company shall initially serve as the Depositary for the Registered Global Security representing the Floating Rate Notes.

19.

Events of Default. In addition to the Events of Default set forth in Section 5.1 of the Indenture, the failure by the Issuer to repurchase Floating Rate Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with the covenant set forth in Section 8 hereof is an Event of Default with respect to the Floating Rate Notes.

20.	Covenants. There shall be the following additions to the covenants of the Issuer set forth in Article III of the Indenture with respect to the Floating Rate Notes:

Limitation on Liens. The Issuer covenants that, so long as any of the Floating Rate Notes remain outstanding, it shall not, nor shall it permit any of its Restricted Subsidiaries to, create or assume any mortgage, pledge, security interest, lien, charge or encumbrance of any kind (each, a “Lien”) on (a) any Principal Property or (b) any capital stock or Indebtedness of any of the Issuer’s Restricted Subsidiaries (together, “Property”), in each case whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Floating Rate Notes shall be secured by a Lien ranking equal to and ratably with (or, at the Issuer’s option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien, except that the foregoing restriction shall not apply to:

(a)

Liens existing on the date of the initial issuance of the Floating Rate Notes (other than any additional Floating Rate Notes) or that the Issuer or any of its Restricted Subsidiaries have agreed to pursuant to the terms of agreements existing on the date of the initial issuance of the Floating Rate Notes (other than any additional Floating Rate Notes);

(b)	Liens created or incurred after the date of the initial issuance of the Floating Rate Notes (other than any additional Floating Rate Notes) created in favor of the holders of the Floating Rate Notes;

(c)	Liens in favor of the Issuer or one of its Subsidiaries;

(d)

(i) Liens given to secure (or to secure Indebtedness incurred or guaranteed by the Issuer or any of its Restricted Subsidiaries for the purpose of financing) the payment of all or any portion of the purchase price for the acquisition (including acquisition through merger or consolidation or the acquisition of a Person directly or indirectly owning such property) of any Property, including capital lease or purchase money transactions in connection with any such acquisition, or all or any portion of the cost of refurbishment, improvement, expansion, renovation, development or construction of any Property; provided that with respect to this clause (i), the Liens shall be given prior to, at the time of or within 12 months after such acquisition, or completion of such refurbishment, improvement, expansion, renovation, development or construction, or the full operation of such Property, whichever is latest, and shall attach solely to such Property (including any refurbishments, improvements, expansions, renovations, development or construction thereof or then or thereafter placed thereon) and any proceeds thereof; and (ii) Liens existing on all or any portion of any Property at the time of acquisition thereof (including acquisition through merger or consolidation or the acquisition of a Person then directly or indirectly owning such property) whether or not such existing Liens were given to secure (or to secure Indebtedness incurred or guaranteed by the Issuer or any of its Restricted Subsidiaries for the purpose of financing) the payment of the purchase price of such Property;

(e)

Liens on any Property in favor of the United States of America or any state thereof, or in favor of any other country, or any political subdivision, department, agency or instrumentality thereof to secure progress or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed for the purpose of financing all or any portion of the cost of acquiring, refurbishing, improving, expanding, renovating, developing or constructing such Property, including Liens incurred in connection with pollution control, industrial revenue or similar financing;

(f)

statutory or legislative Liens or other similar Liens (including pledges, deposits, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law) arising in the ordinary course of the Issuer or any of its Restricted Subsidiaries’ business, or Liens arising out of government contracts;

(g)

Liens in connection with legal proceedings, including Liens arising out of judgments or awards, in each case so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(h)

Liens for taxes or assessments, landlord’s Liens and Liens and charges, in each case (i) not yet due or payable or subject to penalties for non-payment or which the Issuer is contesting in good faith by appropriate proceedings and (ii) incidental to the conduct of the business or the ownership of the Issuer’s assets or those of a Restricted Subsidiary;

(i)	Liens incurred in connection with an acquisition of assets or a project financed on a non- recourse basis;

(j)

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(k)

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the Issuer’s business;

(l)

Liens securing obligations arising under or related to (a) the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business (each such transaction, a “Settlement”) and (b) any payment or reimbursement obligation in respect of the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement (including, for the avoidance of doubt, any agreement with a bank or financial institution providing for short term financing for the purpose of funding any Settlement);

(m)	Liens securing securitized indebtedness and receivables factoring, discounting, facilities or securitizations; and

(n)

any extensions, renewals or replacements of any Lien referred to in clauses (a) through (m) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (a) through (m) shall not extend to or cover any of the Issuer’s property or the property of any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the foregoing, the Issuer or any of its Restricted Subsidiaries may, without equally and ratably securing the Floating Rate Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently, Aggregate Debt does not exceed the greater of (1) 20% of the Issuer’s Consolidated Net Tangible Assets on a consolidated basis calculated as of the date of the creation or incurrence of the Lien and (2) $3.5 billion.

Limitation on Sale and Leaseback Transactions. The Issuer covenants that, so long as any of the Floating Rate Notes remain outstanding, it shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any Principal Property, whether now owned or hereafter acquired, that has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person with the intention of taking back a lease of such Principal Property, a “sale and leaseback transaction,” unless:

(a)

such transaction was entered into prior to the date of the initial issuance of the Floating Rate Notes (other than any additional Floating Rate Notes) or any extension, renewal, refinancing, replacement, amendment or modification of such transaction so long as the affected Principal Property is substantially the same as or similar in nature to the Principal Property subject to the sale and leaseback transaction extended, renewed, refinanced, replaced, amended or modified;

(b)	such transaction was for the sale and leasing back to the Issuer or any of its wholly- owned Subsidiaries of any Principal Property by one of the Issuer’s Restricted Subsidiaries;

(c)	such transaction involves a lease for not more than three years (or which may be terminated by the Issuer or its Restricted Subsidiaries within a period of not more than three years);

(d)

the Issuer would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Floating Rate Notes pursuant to the first paragraph of the “—Limitation on Liens” covenant described above; or

(e)

the Issuer or any of its Restricted Subsidiaries applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of Indebtedness that is pari passu with the Floating Rate Notes (including the Floating Rate Notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, the Issuer may deliver Floating Rate Notes to the Trustee for cancellation, such Floating Rate Notes to be credited at the cost thereof.

Notwithstanding the restrictions set forth in the preceding paragraph, the Issuer or any of its Restricted Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto Aggregate Debt does not exceed the greater of (1) 20% of the Issuer’s Consolidated Net Tangible Assets on a consolidated basis calculated as of the relevant date of determination and (2) $3.5 billion.

“Aggregate Debt” means the sum of the following, as of the date of determination: (1) the aggregate principal amount of the Issuer’s and its Restricted Subsidiaries’ Indebtedness incurred after the date of initial issuance of the Floating Rate Notes and secured by Liens not permitted by the first paragraph under “—Limitation on Liens” above and (2) the Issuer’s and its Restricted Subsidiaries’ Attributable Debt in respect of sale and leaseback transactions entered into after the date of the initial issuance of the Floating Rate Notes pursuant to the second paragraph of “—Limitation on Sale and Leaseback Transactions” above.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by the Issuer’s board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of assets after deducting therefrom: (1) all current liabilities, except for notes and loans payable, current maturities of long-term debt, current portion of convertible securities, current portion of deferred revenue and obligations under capital leases; and (2) intangible assets to the extent included in the aggregate amount of assets, net of applicable reserves and any amortized amounts, all as reflected on the Issuer’s most recent consolidated balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Indebtedness” of any specified Person means, without duplication, indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Principal Property” means any single parcel of real property or any permanent improvement thereon (1) owned by the Issuer or any of its Restricted Subsidiaries located in the United States, including the Issuer’s principal corporate office, any other offices or data centers or any portion thereof and (2) having a book value, as of the date of determination, in excess of 3% of the Issuer’s Consolidated Net Tangible Assets. Principal Property does not include any property that the Issuer’s board of directors has determined not to be of material importance to the business conducted by the Issuer’s Subsidiaries and the Issuer, taken as a whole.

“Restricted Subsidiary” means any subsidiary of the Issuer that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act), excluding (a) any subsidiary which is not organized under the laws of any state of the United States of America, (b) any subsidiary which conducts the major portion of its business outside the United States of America and (c) any subsidiary of any of the foregoing.

21.	Conversion and Exchange. The Floating Rate Notes shall not be convertible into or exchangeable for any other security.

22.

Additional Issues. The Issuer may, without notice to or the consent of the Holders of the Floating Rate Notes, create and issue additional Floating Rate Notes with the same terms as the Floating Rate Notes issued on March 6, 2025 (the “Initial Floating Rate Notes”), except for the issue date, the offering price and, under certain circumstances, the first interest payment date. Such additional Floating Rate Notes shall be consolidated and form a single series with the Initial Floating Rate Notes; provided that if such additional Floating Rate Notes are not fungible with the Initial Floating Rate Notes for U.S. federal income tax purposes, such additional Floating Rate Notes will have one or more separate CUSIP numbers. No additional Floating Rate Notes may be issued if an Event of Default has occurred and is continuing with respect to the Floating Rate Notes.

23.	Definitions. Capitalized terms used but not otherwise defined in this Annex shall have the respective meanings ascribed to such terms in the Indenture.

As used herein, the following term has the specified meaning:

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

24.

Other Terms. The Floating Rate Notes shall have the other terms and shall be substantially in the form set forth in the form of the Floating Rate Notes attached hereto as Annex A-1. In case of any conflict between this Annex or the form of the Floating Rate Notes and the Indenture, this Annex or the form of the Floating Rate Notes shall control, as applicable.

ANNEX A-1

FORM OF FLOATING RATE NOTE DUE 2028

REGISTERED

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R–A1	CUSIP NO. 70450YAR4
ISIN NO. US70450YAR45

PAYPAL HOLDINGS, INC.

Floating Rate Notes due 2028

PayPal Holdings, Inc., a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of      ($  ) on March 6, 2028 and to pay interest, quarterly in arrears, on March 6, June 6, September 6 and December 6 (each such date, an “Interest Payment Date”) of each year on said principal sum, commencing on June 6, 2025, at the rate equal to Compounded SOFR, as initially determined on June 4, 2025, plus 0.670% per annum, and thereafter at the rate equal to Compounded SOFR, reset quarterly, as determined on the applicable Interest Payment Determination Date, plus 0.670% per annum, determined as provided herein, from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from March 6, 2025 until payment of said principal sum has been made or duly provided for. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year. In the event that any date on which the principal or interest payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if the Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to the Notes (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest installment, which shall be the close of business on the immediately preceding February 21, May 21, August 21 or November 21 prior to such Interest Payment Date, as applicable (whether or not such record date is a Business Day); provided, however, that interest payable at maturity of the Notes shall be payable to the Person to whom principal shall be payable, subject to DTC’s applicable procedures. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date and may be paid to the Person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be sent by or on behalf of the Issuer to the registered Holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the

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Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest, to the extent this Note is not represented by a Registered Global Security, may be made at the option of the Issuer by check sent to the Person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further, that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee in accordance with the Applicable Procedures.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile.

PAYPAL HOLDINGS, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities

referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[Signature Page to Floating Rate Global Note due 2028 – A1]

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized series of Securities of the Issuer designated as its Floating Rate Notes due 2028 (the “Notes”). The Notes are all issued or to be issued under and pursuant to an Indenture, dated as of September 26, 2019 (the “Indenture”), duly executed and delivered between the Issuer and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee with respect to the Notes (the “Trustee”), to which the Indenture and the Officer’s Certificate setting forth the terms of the Notes is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Notes are Senior Securities within the meaning of the Indenture.

The Notes are issuable only as Registered Securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

This Note is not redeemable prior to maturity. This Note is not entitled to the benefit of a sinking fund or any analogous provision.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the Notes will in no event be lower than zero.

On each Interest Payment Determination Date relating to the applicable Interest Payment Date, Computershare Trust Company, N.A. (the “Calculation Agent”) will calculate the amount of accrued interest payable on the Notes for each Interest Period by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360.

“Interest Period” means (i) the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on March 6, 2025) to, but excluding, the next succeeding Interest Payment Date; or (ii) in the case of the last such Interest Period, from, and including, the Interest Payment Date immediately preceding the Maturity Date to but excluding such Maturity Date.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value on March 6, 2025;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or in the final Interest Period, relating to the Maturity Date); and

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“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date (or in the final Interest Period, before the Maturity Date).

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date); provided that the first Observation Period shall be the period from, and including, two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Interest Payment Date.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, which as of the date of the Twelfth Supplemental Indenture is at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Notes, if the Issuer or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below will thereafter apply to all determinations of the rate of interest payable on the Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred, the interest rate for each Interest Period on the Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

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If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for “SOFR Averages”, and definitions required for such formula, published on the SOFR Administrator’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this paragraph, references in the “SOFR Averages” compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

If the Issuer or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates. If the designee is not the Calculation Agent, the Issuer shall notify the Trustee and the Calculation Agent in writing of the party that has been appointed by the Issuer as the designee.

In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Issuer or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding absent manifest error; (ii) if made by the Issuer, will be made in its sole discretion; (iii) if made by the Issuer’s designee, will be made after consultation with the Issuer, and such designee will not make any such determination, decision or election to which the Issuer objects; and (iv) notwithstanding anything to the contrary in the Indenture, the Officer’s Certificate and herein, shall become effective without consent from the Holders of the Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Issuer or its designee (which may be the Issuer’s affiliate) on the basis as described above, and in no event shall the Calculation Agent (solely in its role as the Calculation Agent, notwithstanding the applicability of the prior clause if the Calculation Agent is the Issuer’s designee) be responsible for making any such determination, decision or election.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Issuer (or its designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1) the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

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(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

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For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

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“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on the Notes for each Interest Period will be determined by the Calculation Agent. Computershare Trust Company, N.A. is currently serving as the Calculation Agent; however, the Issuer may change the Calculation Agent at any time without notice and Computershare Trust Company, N.A. may resign as Calculation Agent at any time with prior written notice to the Issuer. The Calculation Agent will, upon the request of any Holder of the Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Issuer and the Holders of the Notes. So long as Compounded SOFR is required to be determined with respect to the Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish Compounded SOFR for any Interest Period, or that the Issuer proposes to remove such Calculation Agent, the Issuer shall appoint another calculation agent.

None of the Trustee, the Paying Agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Issuer or its designee without independent investigation, and none will have any liability for actions taken at the Issuer’s direction in connection therewith.

None of the Trustee, the Paying Agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Note and reasonably required for the performance of such duties. None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for the Issuer’s actions or omissions or for those of its designee, or for any failure or delay in the performance by the Issuer or its designee, nor shall any of the trustee, the paying agent or the Calculation Agent be under any obligation to oversee or monitor the Issuer’s performance or that of its designee.

If a Change of Control Repurchase Event occurs, the Issuer will be required to make an offer to each Holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Issuer will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may

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constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(a)	accept for payment all Notes or portions of Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the Issuer’s offer;

(b)	deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(c)

deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased by the Issuer.

The paying agent will promptly mail (or, in the case of Notes held in book-entry form, transmit electronically) to each Holder of Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of any Notes surrendered; provided, that each new Note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer as set forth herein and the third party repurchases all Notes properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer as set forth herein. In addition, the Issuer will not be required to, and will not, make an offer to repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default with respect to the Notes.

If Holders of not less than 90% in aggregate principal amount of the Notes then outstanding validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making such an offer in lieu of the Issuer as described above, purchases all of such Notes properly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided,

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that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the Notes upon a Change of Control Repurchase Event described above) to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the Second Change of Control Payment Date.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares or voting power of the Issuer’s Voting Equity Interests; (3) the adoption of a plan by the Issuer’s board of directors relating to the Issuer’s liquidation or dissolution; or (4) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Equity Interests or the outstanding Voting Equity Interests of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Equity Interests outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Equity Interests of the surviving Person or parent entity thereof immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) the Issuer becomes a wholly-owned Subsidiary of another Person and (b) immediately following that transaction, a majority of Voting Equity Interests of such Person is held by the direct or indirect Holders of the Issuer’s Voting Equity Interests immediately prior to such transaction and in substantially the same proportions as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, S&P and Moody’s; and (2) if any of Fitch, S&P or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s, or some or all of them, as the case may be.

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“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the books of the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in the contiguous United States of America, which shall initially be the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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[FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED

GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

Schedule A

Changes to Principal Amount of Registered Global Securities

Date	Principal Amount of Notes by which this Registered Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of this Registered Global Security	Notation Made By

A-1-13

ANNEX B

Pursuant to Section 2.3 of the Indenture, dated as of September 26, 2019 (the “Indenture”), between PayPal Holdings, Inc., a Delaware corporation (the “Issuer”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), the terms of a series of Securities to be issued pursuant to the Indenture are as follows:

1.	Designation. The designation of the securities is “4.450% Notes due 2028” (the “2028 Notes”).

2.

Initial Aggregate Principal Amount. The 2028 Notes shall be limited in initial aggregate principal amount to $450,000,000 (except for 2028 Notes authenticated and delivered upon registration of transfer or exchange in accordance with the Indenture or this Annex B (this “Annex”)).

3.	Currency Denomination. The 2028 Notes shall be denominated in U.S. Dollars.

4.	Maturity. The date on which the principal of the 2028 Notes is payable is March 6, 2028.

5.

Rate of Interest; Interest Payment Date; Regular Record Dates. Each 2028 Note shall bear interest from March 6, 2025 at 4.450% per annum until the principal thereof is paid. Such interest shall be payable semi-annually in arrears on March 6 and September 6 of each year, commencing on September 6, 2025, to the Persons in whose names the 2028 Notes are registered at the close of business on the immediately preceding February 21 and August 21, respectively (whether or not such record date is a Business Day). Interest on the 2028 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 6, 2025. Interest on the 2028 Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. In the event that any date on which principal, premium, if any, or interest is payable on the 2028 Notes is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and no additional interest shall accrue as a result of such delay in payment).

6.

Place of Payment. Principal of, premium, if any, and interest on the 2028 Notes shall be payable, and the transfer of the 2028 Notes shall be registrable, at the office or agency of the Issuer to be maintained for such purpose in the contiguous United States of America, which shall initially be the Corporate Trust Office, except that, at the option of the Issuer, interest may be paid by sending a check to the address of the Person entitled thereto as it appears on the 2028 Notes register; provided, however, that while any 2028 Notes are represented by a Registered Global Security, payment of principal of, premium, if any, or interest on the 2028 Notes may be made by wire transfer to the account of the Depositary or its nominee in accordance with the Applicable Procedures.

7.

Optional Redemption. Prior to February 6, 2028, the 2028 Notes may be redeemed, in whole at any time or in part from time to time, at the option of the Issuer, for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2028 Notes to be redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the 2028 Notes matured on February 6, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 10 basis points less (b) interest accrued and unpaid thereon to the redemption date, plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption; provided that the principal amount of any 2028 Note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. In addition, on or after February 6, 2028 the Issuer may redeem the 2028 Notes, in whole at any time or in part from time to time, at its option, for cash, at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. Notwithstanding the foregoing, installments of interest on the 2028 Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notices of any redemption will be mailed (or in the case of 2028 Notes held in book-entry form, be transmitted electronically) at least 10 days but not more than 60 days before the redemption date to Holders of the 2028 Notes to be redeemed, except that redemption notices may be delivered more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the 2028 Notes or a satisfaction and discharge of the Notes and the Indenture pursuant to Section 10.1 of the Indenture. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2028 Notes or portions thereof called for redemption. If less than all of the 2028 Notes are to be redeemed, the 2028 Notes to be redeemed will be selected by the Trustee by lot or in accordance with the Applicable Procedures. Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an offering of capital stock of the Issuer or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person. Subject to the Depository Trust Company’s applicable procedures, the Issuer shall provide written notice to the Trustee not later than 9:00 a.m. New York City time on the redemption date if such notice has been delayed or rescinded, and upon receipt the Trustee shall provide such notice to each Holder of the notes in the same manner in which the notice of redemption was given, in the name and at the expense of the Issuer.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two sub-paragraphs:

•

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to February 6, 2028 (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to February 6, 2028 on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

•

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, February 6, 2028. If there is no United States Treasury security maturing on February 6, 2028 but there are two or more United States Treasury securities with a maturity date equally distant from February 6, 2028, one with a maturity date preceding February 6, 2028 and one with a maturity date following February 6, 2028, the Issuer shall select the United States Treasury security with a maturity date preceding February 6, 2028. If there are two or more United States Treasury securities maturing on February 6, 2028 or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m.,

New York City time. In determining the Treasury Rate in accordance with the terms of this sub-paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

8.

Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Issuer has previously exercised its right to redeem the 2028 Notes in whole as described in Section 7 above, the Issuer will be required to make an offer to each Holder of 2028 Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of such Holder’s 2028 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 2028 Notes repurchased plus any accrued and unpaid interest, if any, on the 2028 Notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Issuer will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 2028 Notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the 2028 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2028 Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2028 Notes by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(a)	accept for payment all 2028 Notes or portions of 2028 Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the Issuer’s offer;

(b)

deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all 2028 Notes or portions of 2028 Notes properly tendered; and

(c)

deliver or cause to be delivered to the Trustee for cancellation the 2028 Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of 2028 Notes being repurchased by the Issuer.

The paying agent will promptly mail (or, in the case of 2028 Notes held in book-entry form, transmit electronically) to each Holder of 2028 Notes properly tendered the repurchase price for such 2028 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2028 Note equal in principal amount to any unrepurchased portion of any 2028 Notes surrendered; provided, that each new 2028 Note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The Issuer will not be required to make an offer to repurchase the 2028 Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer pursuant to this Section 8 and the third party repurchases all 2028 Notes properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer pursuant to this Section 8. In addition, the Issuer will not be required to, and the Issuer will not, make an offer to repurchase any 2028 Notes upon a Change of Control Repurchase Event if there has occurred and is continuing on the Change of Control Payment Date an Event of Default with respect to the 2028 Notes.

If Holders of not less than 90% in aggregate principal amount of the 2028 Notes then outstanding validly tender and do not withdraw such 2028 Notes in an offer to repurchase the 2028 Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making such an offer in lieu of the Issuer as described above, purchases all of such 2028 Notes properly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided, that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the notes upon a Change of Control Repurchase Event described above) to redeem all 2028 Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the 2028 Notes repurchased plus accrued and unpaid interest, if any, on the 2028 Notes repurchased to, but excluding, the Second Change of Control Payment Date.

“Below Investment Grade Rating Event” means the 2028 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the 2028 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares or voting power of the Issuer’s Voting Equity Interests; (3) the adoption of a plan by the Issuer’s board of directors relating to the Issuer’s liquidation or dissolution; or (4) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Equity Interests or the outstanding Voting Equity Interests of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Equity Interests outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Equity Interests of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) the Issuer becomes a wholly-owned Subsidiary of another Person and (b) immediately following that transaction, a majority of Voting Equity Interests of such Person is held by the direct or indirect holders of the Issuer’s Voting Equity Interests immediately prior to such transaction and in substantially the same proportions as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, S&P and Moody’s; and (2) if any of Fitch, S&P or Moody’s ceases to rate the 2028 Notes or fails to make a rating of the 2028 Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s, or some or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc.

9.

Mandatory Redemption. Other than with respect to a Change of Control Repurchase Event as described above, the 2028 Notes are not mandatorily redeemable. The 2028 Notes are not entitled to the benefit of a sinking fund or any analogous provisions.

10.	Denominations. The 2028 Notes shall be issued initially in minimum denominations of $2,000 and shall be issued in integral multiples of $1,000 in excess thereof.

11.

Amount Payable Upon Acceleration. The principal of the 2028 Notes shall be payable upon declaration of acceleration pursuant to Section 5.1 of the Indenture. The 2028 Notes shall not be Original Issue Discount Securities within the meaning of the Indenture.

12.	Payment Currency. Principal and interest on the 2028 Notes, including payments made upon any redemption of the 2028 Notes, shall be payable in U.S. Dollars.

13.	Payment Currency – Election. The principal of and interest on the 2028 Notes shall not be payable in a currency other than U.S. Dollars.

14.	Payment Currency – Index. The principal of and interest on the 2028 Notes shall not be determined with reference to an index based on a coin or currency.

15.

Registered Securities. The 2028 Notes shall be issued only as Registered Securities. The 2028 Notes shall initially be issuable as Registered Global Securities, subject to Section 2.8 of the Indenture.

16.	Additional Amounts. The Issuer shall not pay additional amounts on the 2028 Notes held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

17.	Definitive Certificates. Section 2.8 of the Indenture will govern the transferability of the 2028 Notes in definitive form.

18.

Registrar; Paying Agent; Depositary. The Trustee shall initially serve as the registrar and the paying agent for the 2028 Notes. The Depository Trust Company shall initially serve as the Depositary for the Registered Global Security representing the 2028 Notes.

19.

Events of Default. In addition to the Events of Default set forth in Section 5.1 of the Indenture, the failure by the Issuer to repurchase 2028 Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with the covenant set forth in Section 8 hereof is an Event of Default with respect to the 2028 Notes.

20.	Covenants. There shall be the following additions to the covenants of the Issuer set forth in Article III of the Indenture with respect to the 2028 Notes:

Limitation on Liens. The Issuer covenants that, so long as any of the 2028 Notes remain outstanding, it shall not, nor shall it permit any of its Restricted Subsidiaries to, create or assume any mortgage, pledge, security interest, lien, charge or encumbrance of any kind (each, a “Lien”) on (a) any Principal Property or (b) any capital stock or Indebtedness of any of the Issuer’s Restricted Subsidiaries (together, “Property”), in each case whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the 2028 Notes shall be secured by a Lien ranking equal to and ratably with (or, at the Issuer’s option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien, except that the foregoing restriction shall not apply to:

(a)

Liens existing on the date of the initial issuance of the 2028 Notes (other than any additional 2028 Notes) or that the Issuer or any of its Restricted Subsidiaries have agreed to pursuant to the terms of agreements existing on the date of the initial issuance of the 2028 Notes (other than any additional 2028 Notes);

(b)	Liens created or incurred after the date of the initial issuance of the 2028 Notes (other than any additional 2028 Notes) created in favor of the holders of the 2028 Notes;

(c)	Liens in favor of the Issuer or one of its Subsidiaries;

(d)

(i) Liens given to secure (or to secure Indebtedness incurred or guaranteed by the Issuer or any of its Restricted Subsidiaries for the purpose of financing) the payment of all or any portion of the purchase price for the acquisition (including acquisition through merger or consolidation or the acquisition of a Person directly or indirectly owning such property) of any Property, including capital lease or purchase money transactions in connection with any such acquisition, or all or any portion of the cost of refurbishment, improvement, expansion, renovation, development or construction of any Property; provided that with respect to this clause (i), the Liens shall be given prior to, at the time of or within 12 months after such acquisition, or completion of such refurbishment, improvement, expansion, renovation, development or construction, or the full operation of such Property, whichever is latest, and shall attach solely to such Property (including any refurbishments, improvements, expansions, renovations, development or construction thereof or then or thereafter placed thereon) and any proceeds thereof; and (ii) Liens existing on all or any portion of any Property at the time of acquisition thereof (including acquisition through merger or consolidation or the acquisition of a Person then directly or indirectly owning such property) whether or not such existing Liens were given to secure (or to secure Indebtedness incurred or guaranteed by the Issuer or any of its Restricted Subsidiaries for the purpose of financing) the payment of the purchase price of such Property;

(e)

Liens on any Property in favor of the United States of America or any state thereof, or in favor of any other country, or any political subdivision, department, agency or instrumentality thereof to secure progress or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed for the purpose of financing all or any portion of the cost of acquiring, refurbishing, improving, expanding, renovating, developing or constructing such Property, including Liens incurred in connection with pollution control, industrial revenue or similar financing;

(f)

statutory or legislative Liens or other similar Liens (including pledges, deposits, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law) arising in the ordinary course of the Issuer or any of its Restricted Subsidiaries’ business, or Liens arising out of government contracts;

(g)

Liens in connection with legal proceedings, including Liens arising out of judgments or awards, in each case so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(h)

Liens for taxes or assessments, landlord’s Liens and Liens and charges, in each case (i) not yet due or payable or subject to penalties for non-payment or which the Issuer is contesting in good faith by appropriate proceedings and (ii) incidental to the conduct of the business or the ownership of the Issuer’s assets or those of a Restricted Subsidiary;

(i)	Liens incurred in connection with an acquisition of assets or a project financed on a non- recourse basis;

(j)

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(k)

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the Issuer’s business;

(l)

Liens securing obligations arising under or related to (a) the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business (each such transaction, a “Settlement”) and (b) any payment or reimbursement obligation in respect of the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement (including, for the avoidance of doubt, any agreement with a bank or financial institution providing for short term financing for the purpose of funding any Settlement);

(m)	Liens securing securitized indebtedness and receivables factoring, discounting, facilities or securitizations; and

(n)

any extensions, renewals or replacements of any Lien referred to in clauses (a) through (m) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (a) through (m) shall not extend to or cover any of the Issuer’s property or the property of any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the foregoing, the Issuer or any of its Restricted Subsidiaries may, without equally and ratably securing the 2028 Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently, Aggregate Debt does not exceed the greater of (1) 20% of the Issuer’s Consolidated Net Tangible Assets on a consolidated basis calculated as of the date of the creation or incurrence of the Lien and (2) $3.5 billion.

Limitation on Sale and Leaseback Transactions. The Issuer covenants that, so long as any of the 2028 Notes remain outstanding, it shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any Principal Property, whether now owned or hereafter acquired, that has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person with the intention of taking back a lease of such Principal Property, a “sale and leaseback transaction,” unless:

(f)	such transaction was entered into prior to the date of the initial issuance of the 2028 Notes (other than any additional 2028 Notes) or any extension, renewal, refinancing,

replacement, amendment or modification of such transaction so long as the affected Principal Property is substantially the same as or similar in nature to the Principal Property subject to the sale and leaseback transaction extended, renewed, refinanced, replaced, amended or modified;

(g)	such transaction was for the sale and leasing back to the Issuer or any of its wholly- owned Subsidiaries of any Principal Property by one of the Issuer’s Restricted Subsidiaries;

(h)	such transaction involves a lease for not more than three years (or which may be terminated by the Issuer or its Restricted Subsidiaries within a period of not more than three years);

(i)

the Issuer would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the 2028 Notes pursuant to the first paragraph of the “—Limitation on Liens” covenant described above; or

(j)

the Issuer or any of its Restricted Subsidiaries applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of Indebtedness that is pari passu with the 2028 Notes (including the 2028 Notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, the Issuer may deliver 2028 Notes to the Trustee for cancellation, such 2028 Notes to be credited at the cost thereof.

Notwithstanding the restrictions set forth in the preceding paragraph, the Issuer or any of its Restricted Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto Aggregate Debt does not exceed the greater of (1) 20% of the Issuer’s Consolidated Net Tangible Assets on a consolidated basis calculated as of the relevant date of determination and (2) $3.5 billion.

“Aggregate Debt” means the sum of the following, as of the date of determination: (1) the aggregate principal amount of the Issuer’s and its Restricted Subsidiaries’ Indebtedness incurred after the date of initial issuance of the 2028 Notes and secured by Liens not permitted by the first paragraph under “—Limitation on Liens” above and (2) the Issuer’s and its Restricted Subsidiaries’ Attributable Debt in respect of sale and leaseback transactions entered into after the date of the initial issuance of the 2028 Notes pursuant to the second paragraph of “—Limitation on Sale and Leaseback Transactions” above.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by the Issuer’s board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of assets after deducting therefrom: (1) all current liabilities, except for notes and loans payable, current maturities of long-term debt, current portion of convertible securities, current portion of deferred revenue and obligations under capital leases; and (2) intangible assets to the extent included in the aggregate amount of assets, net of applicable reserves and any amortized amounts, all as reflected on the Issuer’s most recent consolidated balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Indebtedness” of any specified Person means, without duplication, indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Principal Property” means any single parcel of real property or any permanent improvement thereon (1) owned by the Issuer or any of its Restricted Subsidiaries located in the United States, including the Issuer’s principal corporate office, any other offices or data centers or any portion thereof and (2) having a book value, as of the date of determination, in excess of 3% of the Issuer’s Consolidated Net Tangible Assets. Principal Property does not include any property that the Issuer’s board of directors has determined not to be of material importance to the business conducted by the Issuer’s Subsidiaries and the Issuer, taken as a whole.

“Restricted Subsidiary” means any subsidiary of the Issuer that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act), excluding (a) any subsidiary which is not organized under the laws of any state of the United States of America, (b) any subsidiary which conducts the major portion of its business outside the United States of America and (c) any subsidiary of any of the foregoing.

21.	Conversion and Exchange. The 2028 Notes shall not be convertible into or exchangeable for any other security.

22.

Additional Issues. The Issuer may, without notice to or the consent of the Holders of the 2028 Notes, create and issue additional 2028 Notes with the same terms as the 2028 Notes issued on March 6, 2025 (the “Initial 2028 Notes”), except for the issue date, the offering price and, under certain circumstances, the first interest payment date. Such additional 2028 Notes shall be consolidated and form a single series with the Initial 2028 Notes; provided that if such additional 2028 Notes are not fungible with the Initial 2028 Notes for U.S. federal income tax purposes, such additional 2028 Notes will have one or more separate CUSIP numbers. No additional 2028 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2028 Notes.

23.	Definitions. Capitalized terms used but not otherwise defined in this Annex shall have the respective meanings ascribed to such terms in the Indenture.

As used herein, the following term has the specified meaning:

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

24.

Other Terms. The 2028 Notes shall have the other terms and shall be substantially in the form set forth in the form of the 2028 Notes attached hereto as Annex B-1. In case of any conflict between this Annex or the form of the 2028 Notes and the Indenture, this Annex or the form of the 2028 Notes shall control, as applicable.

ANNEX B-1

FORM OF 2028 NOTE

REGISTERED

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R–B1	CUSIP NO. 70450YAS2
ISIN NO. US70450YAS28

PAYPAL HOLDINGS, INC.

4.450% Notes due 2028

PayPal Holdings, Inc., a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of       ($  ) on March 6, 2028 and to pay interest on said principal sum from March 6, 2025, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on March 6 and September 6 (each such date, an “Interest Payment Date”) of each year commencing on September 6, 2025, at the rate of 4.450% per annum until the principal hereof shall have become due and payable.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year composed of twelve 30-day months. In the event that any date on which the principal or interest payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest installment, which shall be the close of business on the immediately preceding February 21 and August 21 prior to such Interest Payment Date, as applicable (whether or not such record date is a Business Day). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date and may be paid to the Person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be sent by or on behalf of the Issuer to the registered Holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest, to the extent this Note is not represented by a Registered Global Security, may be made at the option of the Issuer by check sent to the Person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further, that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee in accordance with the Applicable Procedures.

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Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile.

PAYPAL HOLDINGS, INC.

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:

Authorized Signatory

Dated:

[Signature Page to 2028 Global Note – B1]

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized series of Securities of the Issuer designated as its 4.450% Notes due 2028 (the “Notes”). The Notes are all issued or to be issued under and pursuant to an Indenture, dated as of September 26, 2019 (the “Indenture”), duly executed and delivered between the Issuer and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee with respect to the Notes (the “Trustee”), to which the Indenture and the Officer’s Certificate setting forth the terms of the Notes is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Notes are Senior Securities within the meaning of the Indenture.

The Notes are issuable only as Registered Securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

Except as set forth below, this Note is not redeemable. This Note is not entitled to the benefit of a sinking fund or any analogous provision.

Prior to February 6, 2028, the Notes may be redeemed, in whole at any time or in part from time to time, at the option of the Issuer, for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the date of redemption (assuming the Notes matured on February 6, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued and unpaid thereon to the redemption date, plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption; provided that the principal amount of any Note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. In addition, on or after February 6, 2028, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at its option, for cash, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notices will be sent (or in the case of Notes held in book-entry form, be transmitted electronically) to Holders of the Notes to be redeemed at least 10 and not more than 60 days prior to the date fixed for redemption, except that redemption notices may be sent more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the Notes and the Indenture pursuant to Section 10.1 of the Indenture. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by lot or in accordance with the Applicable Procedures. Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an offering of capital stock of the Issuer or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be

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rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person. Subject to the Depository Trust Company’s applicable procedures, the Issuer shall provide written notice to the Trustee not later than 9:00 a.m. New York City time on the redemption date if such notice has been delayed or rescinded, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given, in the name and at the expense of the Issuer.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two sub-paragraphs:

•

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to February 6, 2028 (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to February 6, 2028 on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

•

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, February 6, 2028. If there is no United States Treasury security maturing on February 6, 2028 but there are two or more United States Treasury securities with a maturity date equally distant from February 6, 2028, one with a maturity date preceding February 6, 2028 and one with a maturity date following February 6, 2028, the Issuer shall select the United States Treasury security with a maturity date preceding February 6, 2028. If there are two or more United States Treasury securities maturing

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on February 6, 2028 or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this sub-paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If a Change of Control Repurchase Event occurs, unless the Issuer has previously exercised its right to redeem the Notes in whole as described above, the Issuer will be required to make an offer to each Holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Issuer will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(d)	accept for payment all Notes or portions of Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the Issuer’s offer;

(e)	deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(f)

deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased by the Issuer.

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The paying agent will promptly mail (or, in the case of Notes held in book-entry form, transmit electronically) to each Holder of Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of any Notes surrendered; provided, that each new Note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer as set forth herein and the third party repurchases all Notes properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer as set forth herein. In addition, the Issuer will not be required to, and will not, make an offer to repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default with respect to the Notes.

If Holders of not less than 90% in aggregate principal amount of the Notes then outstanding validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making such an offer in lieu of the Issuer as described above, purchases all of such Notes properly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided, that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the Notes upon a Change of Control Repurchase Event described above) to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the Second Change of Control Payment Date.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares or voting power of the Issuer’s Voting Equity Interests; (3) the adoption of a plan by the Issuer’s board of directors relating to the Issuer’s liquidation or dissolution; or (4) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Equity Interests or the outstanding Voting Equity Interests of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Equity Interests outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Equity Interests of the surviving Person or parent entity thereof immediately after giving effect to such transaction. Notwithstanding the

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foregoing, a transaction will not be deemed to result in a Change of Control if (a) the Issuer becomes a wholly-owned Subsidiary of another Person and (b) immediately following that transaction, a majority of Voting Equity Interests of such Person is held by the direct or indirect Holders of the Issuer’s Voting Equity Interests immediately prior to such transaction and in substantially the same proportions as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, S&P and Moody’s; and (2) if any of Fitch, S&P or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s, or some or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the books of the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in the contiguous United States of America, which shall initially be the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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[FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED

GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

Schedule A

Changes to Principal Amount of Registered Global Securities

Date	Principal Amount of Notes by which this Registered Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of this Registered Global Security	Notation Made By

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ANNEX C

Pursuant to Section 2.3 of the Indenture, dated as of September 26, 2019 (the “Indenture”), between PayPal Holdings, Inc., a Delaware corporation (the “Issuer”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), the terms of a series of Securities to be issued pursuant to the Indenture are as follows:

1.	Designation. The designation of the securities is “5.100% Notes due 2035” (the “2035 Notes”).

2.

Initial Aggregate Principal Amount. The 2035 Notes shall be limited in initial aggregate principal amount to $600,000,000 (except for 2035 Notes authenticated and delivered upon registration of transfer or exchange in accordance with the Indenture or this Annex C (this “Annex”)).

3.	Currency Denomination. The 2035 Notes shall be denominated in U.S. Dollars.

4.	Maturity. The date on which the principal of the 2035 Notes is payable is April 1, 2035.

5.

Rate of Interest; Interest Payment Date; Regular Record Dates. Each 2035 Note shall bear interest from March 6, 2025 at 5.100% per annum until the principal thereof is paid. Such interest shall be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2025, to the Persons in whose names the 2035 Notes are registered at the close of business on the immediately preceding March 15 and September 15, respectively (whether or not such record date is a Business Day). Interest on the 2035 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 6, 2025. Interest on the 2035 Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. In the event that any date on which principal, premium, if any, or interest is payable on the 2035 Notes is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and no additional interest shall accrue as a result of such delay in payment).

6.

Place of Payment. Principal of, premium, if any, and interest on the 2035 Notes shall be payable, and the transfer of the 2035 Notes shall be registrable, at the office or agency of the Issuer to be maintained for such purpose in the contiguous United States of America, which shall initially be the Corporate Trust Office, except that, at the option of the Issuer, interest may be paid by sending a check to the address of the Person entitled thereto as it appears on the 2035 Notes register; provided, however, that while any 2035 Notes are represented by a Registered Global Security, payment of principal of, premium, if any, or interest on the 2035 Notes may be made by wire transfer to the account of the Depositary or its nominee in accordance with the Applicable Procedures.

7.

Optional Redemption. Prior to January 1, 2035, the 2035 Notes may be redeemed, in whole at any time or in part from time to time, at the option of the Issuer, for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2035 Notes to be redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the 2035 Notes matured on January 1, 2035) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points less (b) interest accrued and unpaid thereon to the redemption date, plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption; provided that the principal amount of any 2035 Note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. In addition, on or after January 1, 2035, the Issuer may redeem the 2035 Notes, in whole at any time or in part from time to time, at its option, for cash, at a redemption price equal to 100% of the principal amount of the 2035 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. Notwithstanding the foregoing, installments of interest on the 2035 Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notices of any redemption will be mailed (or in the case of 2035 Notes held in book-entry form, be transmitted electronically) at least 10 days but not more than 60 days before the redemption date to Holders of the 2035 Notes to be redeemed, except that redemption notices may be delivered more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the 2035 Notes or a satisfaction and discharge of the Notes and the Indenture pursuant to Section 10.1 of the Indenture. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2035 Notes or portions thereof called for redemption. If less than all of the 2035 Notes are to be redeemed, the 2035 Notes to be redeemed will be selected by the Trustee by lot or in accordance with the Applicable Procedures. Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an offering of capital stock of the Issuer or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person. Subject to the Depository Trust Company’s applicable procedures, the Issuer shall provide written notice to the Trustee not later than 9:00 a.m. New York City time on the redemption date if such notice has been delayed or rescinded, and upon receipt the Trustee shall provide such notice to each Holder of the notes in the same manner in which the notice of redemption was given, in the name and at the expense of the Issuer.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two sub-paragraphs:

•

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to January 1, 2035 (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to January 1, 2035 on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

•

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, January 1, 2035. If there is no United States Treasury security maturing on January 1, 2035 but there are two or more United States Treasury securities with a maturity date equally distant from January 1, 2035, one with a maturity date preceding January 1, 2035 and one with a maturity date following January 1, 2035, the Issuer shall select the United States Treasury security with a maturity date preceding January 1, 2035. If there are two or more United States Treasury securities maturing on January 1, 2035 or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this sub-

paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

8.

Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Issuer has previously exercised its right to redeem the 2035 Notes in whole as described in Section 7 above, the Issuer will be required to make an offer to each Holder of 2035 Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of such Holder’s 2035 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 2035 Notes repurchased plus any accrued and unpaid interest, if any, on the 2035 Notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Issuer will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 2035 Notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the 2035 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2035 Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2035 Notes by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(a)	accept for payment all 2035 Notes or portions of 2035 Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the Issuer’s offer;

(b)

deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all 2035 Notes or portions of 2035 Notes properly tendered; and

(c)

deliver or cause to be delivered to the Trustee for cancellation the 2035 Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of 2035 Notes being repurchased by the Issuer.

The paying agent will promptly mail (or, in the case of 2035 Notes held in book-entry form, transmit electronically) to each Holder of 2035 Notes properly tendered the repurchase price for such 2035 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2035 Note equal in principal amount to any unrepurchased portion of any 2035 Notes surrendered; provided, that each new 2035 Note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The Issuer will not be required to make an offer to repurchase the 2035 Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer pursuant to this Section 8 and the third party repurchases all 2035 Notes properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer pursuant to this Section 8. In addition, the Issuer will not be required to, and the Issuer will not, make an offer to repurchase any 2035 Notes upon a Change of Control Repurchase Event if there has occurred and is continuing on the Change of Control Payment Date an Event of Default with respect to the 2035 Notes.

If Holders of not less than 90% in aggregate principal amount of the 2035 Notes then outstanding validly tender and do not withdraw such 2035 Notes in an offer to repurchase the 2035 Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making such an offer in lieu of the Issuer as described above, purchases all of such 2035 Notes properly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided, that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the notes upon a Change of Control Repurchase Event described above) to redeem all 2035 Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the 2035 Notes repurchased plus accrued and unpaid interest, if any, on the 2035 Notes repurchased to, but excluding, the Second Change of Control Payment Date.

“Below Investment Grade Rating Event” means the 2035 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the 2035 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares or voting power of the Issuer’s Voting Equity Interests; (3) the adoption of a plan by the Issuer’s board of directors relating to the Issuer’s liquidation or dissolution; or (4) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Equity Interests or the outstanding Voting Equity Interests of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Equity Interests outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Equity Interests of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) the Issuer becomes a wholly-owned Subsidiary of another Person and (b) immediately following that transaction, a majority of Voting Equity Interests of such Person is held by the direct or indirect holders of the Issuer’s Voting Equity Interests immediately prior to such transaction and in substantially the same proportions as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, S&P and Moody’s; and (2) if any of Fitch, S&P or Moody’s ceases to rate the 2035 Notes or fails to make a rating of the 2035 Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s, or some or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc.

9.

Mandatory Redemption. Other than with respect to a Change of Control Repurchase Event as described above, the 2035 Notes are not mandatorily redeemable. The 2035 Notes are not entitled to the benefit of a sinking fund or any analogous provisions.

10.	Denominations. The 2035 Notes shall be issued initially in minimum denominations of $2,000 and shall be issued in integral multiples of $1,000 in excess thereof.

11.

Amount Payable Upon Acceleration. The principal of the 2035 Notes shall be payable upon declaration of acceleration pursuant to Section 5.1 of the Indenture. The 2035 Notes shall not be Original Issue Discount Securities within the meaning of the Indenture.

12.	Payment Currency. Principal and interest on the 2035 Notes, including payments made upon any redemption of the 2035 Notes, shall be payable in U.S. Dollars.

13.	Payment Currency – Election. The principal of and interest on the 2035 Notes shall not be payable in a currency other than U.S. Dollars.

14.	Payment Currency – Index. The principal of and interest on the 2035 Notes shall not be determined with reference to an index based on a coin or currency.

15.

Registered Securities. The 2035 Notes shall be issued only as Registered Securities. The 2035 Notes shall initially be issuable as Registered Global Securities, subject to Section 2.8 of the Indenture.

16.	Additional Amounts. The Issuer shall not pay additional amounts on the 2035 Notes held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

17.	Definitive Certificates. Section 2.8 of the Indenture will govern the transferability of the 2035 Notes in definitive form.

18.

Registrar; Paying Agent; Depositary. The Trustee shall initially serve as the registrar and the paying agent for the 2035 Notes. The Depository Trust Company shall initially serve as the Depositary for the Registered Global Security representing the 2035 Notes.

19.

Events of Default. In addition to the Events of Default set forth in Section 5.1 of the Indenture, the failure by the Issuer to repurchase 2035 Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with the covenant set forth in Section 8 hereof is an Event of Default with respect to the 2035 Notes.

20.	Covenants. There shall be the following additions to the covenants of the Issuer set forth in Article III of the Indenture with respect to the 2035 Notes:

Limitation on Liens. The Issuer covenants that, so long as any of the 2035 Notes remain outstanding, it shall not, nor shall it permit any of its Restricted Subsidiaries to, create or assume any mortgage, pledge, security interest, lien, charge or encumbrance of any kind (each, a “Lien”) on (a) any Principal Property or (b) any capital stock or Indebtedness of any of the Issuer’s Restricted Subsidiaries (together, “Property”), in each case whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the 2035 Notes shall be secured by a Lien ranking equal to and ratably with (or, at the Issuer’s option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien, except that the foregoing restriction shall not apply to:

(a)

Liens existing on the date of the initial issuance of the 2035 Notes (other than any additional 2035 Notes) or that the Issuer or any of its Restricted Subsidiaries have agreed to pursuant to the terms of agreements existing on the date of the initial issuance of the 2035 Notes (other than any additional 2035 Notes);

(b)	Liens created or incurred after the date of the initial issuance of the 2035 Notes (other than any additional 2035 Notes) created in favor of the holders of the 2035 Notes;

(c)	Liens in favor of the Issuer or one of its Subsidiaries;

(d)

(i) Liens given to secure (or to secure Indebtedness incurred or guaranteed by the Issuer or any of its Restricted Subsidiaries for the purpose of financing) the payment of all or any portion of the purchase price for the acquisition (including acquisition through merger or consolidation or the acquisition of a Person directly or indirectly owning such property) of any Property, including capital lease or purchase money transactions in connection with any such acquisition, or all or any portion of the cost of refurbishment, improvement, expansion, renovation, development or construction of any Property; provided that with respect to this clause (i), the Liens shall be given prior to, at the time of or within 12 months after such acquisition, or completion of such refurbishment, improvement, expansion, renovation, development or construction, or the full operation of such Property, whichever is latest, and shall attach solely to such Property (including any refurbishments, improvements, expansions, renovations, development or construction thereof or then or thereafter placed thereon) and any proceeds thereof; and (ii) Liens existing on all or any portion of any Property at the time of acquisition thereof (including acquisition through merger or consolidation or the acquisition of a Person then directly or indirectly owning such property) whether or not such existing Liens were given to secure (or to secure Indebtedness incurred or guaranteed by the Issuer or any of its Restricted Subsidiaries for the purpose of financing) the payment of the purchase price of such Property;

(e)

Liens on any Property in favor of the United States of America or any state thereof, or in favor of any other country, or any political subdivision, department, agency or instrumentality thereof to secure progress or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed for the purpose of financing all or any portion of the cost of acquiring, refurbishing, improving, expanding, renovating, developing or constructing such Property, including Liens incurred in connection with pollution control, industrial revenue or similar financing;

(f)

statutory or legislative Liens or other similar Liens (including pledges, deposits, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law) arising in the ordinary course of the Issuer or any of its Restricted Subsidiaries’ business, or Liens arising out of government contracts;

(g)

Liens in connection with legal proceedings, including Liens arising out of judgments or awards, in each case so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(h)

Liens for taxes or assessments, landlord’s Liens and Liens and charges, in each case (i) not yet due or payable or subject to penalties for non-payment or which the Issuer is contesting in good faith by appropriate proceedings and (ii) incidental to the conduct of the business or the ownership of the Issuer’s assets or those of a Restricted Subsidiary;

(i)	Liens incurred in connection with an acquisition of assets or a project financed on a non- recourse basis;

(j)

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(k)

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the Issuer’s business;

(l)

Liens securing obligations arising under or related to (a) the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business (each such transaction, a “Settlement”) and (b) any payment or reimbursement obligation in respect of the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement (including, for the avoidance of doubt, any agreement with a bank or financial institution providing for short term financing for the purpose of funding any Settlement);

(m)	Liens securing securitized indebtedness and receivables factoring, discounting, facilities or securitizations; and

(n)

any extensions, renewals or replacements of any Lien referred to in clauses (a) through (m) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (a) through (m) shall not extend to or cover any of the Issuer’s property or the property of any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the foregoing, the Issuer or any of its Restricted Subsidiaries may, without equally and ratably securing the 2035 Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently, Aggregate Debt does not exceed the greater of (1) 20% of the Issuer’s Consolidated Net Tangible Assets on a consolidated basis calculated as of the date of the creation or incurrence of the Lien and (2) $3.5 billion.

Limitation on Sale and Leaseback Transactions. The Issuer covenants that, so long as any of the 2035 Notes remain outstanding, it shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any Principal Property, whether now owned or hereafter acquired, that has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person with the intention of taking back a lease of such Principal Property, a “sale and leaseback transaction,” unless:

(a)

such transaction was entered into prior to the date of the initial issuance of the 2035 Notes (other than any additional 2035 Notes) or any extension, renewal, refinancing, replacement, amendment or modification of such transaction so long as the affected Principal Property is substantially the same as or similar in nature to the Principal Property subject to the sale and leaseback transaction extended, renewed, refinanced, replaced, amended or modified;

(b)	such transaction was for the sale and leasing back to the Issuer or any of its wholly- owned Subsidiaries of any Principal Property by one of the Issuer’s Restricted Subsidiaries;

(c)	such transaction involves a lease for not more than three years (or which may be terminated by the Issuer or its Restricted Subsidiaries within a period of not more than three years);

(d)

the Issuer would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the 2035 Notes pursuant to the first paragraph of the “—Limitation on Liens” covenant described above; or

(e)

the Issuer or any of its Restricted Subsidiaries applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of Indebtedness that is pari passu with the 2035 Notes (including the 2035 Notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, the Issuer may deliver 2035 Notes to the Trustee for cancellation, such 2035 Notes to be credited at the cost thereof.

Notwithstanding the restrictions set forth in the preceding paragraph, the Issuer or any of its Restricted Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto Aggregate Debt does not exceed the greater of (1) 20% of the Issuer’s Consolidated Net Tangible Assets on a consolidated basis calculated as of the relevant date of determination and (2) $3.5 billion.

“Aggregate Debt” means the sum of the following, as of the date of determination: (1) the aggregate principal amount of the Issuer’s and its Restricted Subsidiaries’ Indebtedness incurred after the date of initial issuance of the 2035 Notes and secured by Liens not permitted by the first paragraph under “—Limitation on Liens” above and (2) the Issuer’s and its Restricted Subsidiaries’ Attributable Debt in respect of sale and leaseback transactions entered into after the date of the initial issuance of the 2035 Notes pursuant to the second paragraph of “—Limitation on Sale and Leaseback Transactions” above.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by the Issuer’s board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of assets after deducting therefrom: (1) all current liabilities, except for notes and loans payable, current maturities of long-term debt, current portion of convertible securities, current portion of deferred revenue and obligations under capital leases; and (2) intangible assets to the extent included in the aggregate amount of assets, net of applicable reserves and any amortized amounts, all as reflected on the Issuer’s most recent consolidated balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Indebtedness” of any specified Person means, without duplication, indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Principal Property” means any single parcel of real property or any permanent improvement thereon (1) owned by the Issuer or any of its Restricted Subsidiaries located in the United States, including the Issuer’s principal corporate office, any other offices or data centers or any portion thereof and (2) having a book value, as of the date of determination, in excess of 3% of the Issuer’s Consolidated Net Tangible Assets. Principal Property does not include any property that the Issuer’s board of directors has determined not to be of material importance to the business conducted by the Issuer’s Subsidiaries and the Issuer, taken as a whole.

“Restricted Subsidiary” means any subsidiary of the Issuer that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act), excluding (a) any subsidiary which is not organized under the laws of any state of the United States of America, (b) any subsidiary which conducts the major portion of its business outside the United States of America and (c) any subsidiary of any of the foregoing.

21.	Conversion and Exchange. The 2035 Notes shall not be convertible into or exchangeable for any other security.

22.

Additional Issues. The Issuer may, without notice to or the consent of the Holders of the 2035 Notes, create and issue additional 2035 Notes with the same terms as the 2035 Notes issued on March 6, 2025 (the “Initial 2035 Notes”), except for the issue date, the offering price and, under certain circumstances, the first interest payment date. Such additional 2035 Notes shall be consolidated and form a single series with the Initial 2035 Notes; provided that if such additional 2035 Notes are not fungible with the Initial 2035 Notes for U.S. federal income tax purposes, such additional 2035 Notes will have one or more separate CUSIP numbers. No additional 2035 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2035 Notes.

23.	Definitions. Capitalized terms used but not otherwise defined in this Annex shall have the respective meanings ascribed to such terms in the Indenture.

As used herein, the following term has the specified meaning:

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

24.

Other Terms. The 2035 Notes shall have the other terms and shall be substantially in the form set forth in the form of the 2035 Notes attached hereto as Annex C-1. In case of any conflict between this Annex or the form of the 2035 Notes and the Indenture, this Annex or the form of the 2035 Notes shall control, as applicable.

ANNEX C-1

FORM OF 2035 NOTE

REGISTERED

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R–C1	CUSIP NO. 70450YAT0
ISIN NO. US70450YAT01

PAYPAL HOLDINGS, INC.

5.100% Notes due 2035

PayPal Holdings, Inc., a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of       ($  ) on April 1, 2035 and to pay interest on said principal sum from March 6, 2025, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 (each such date, an “Interest Payment Date”) of each year commencing on October 1, 2025, at the rate of 5.100% per annum until the principal hereof shall have become due and payable.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year composed of twelve 30-day months. In the event that any date on which the principal or interest payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest installment, which shall be the close of business on the immediately preceding March 15 and September 15 prior to such Interest Payment Date, as applicable (whether or not such record date is a Business Day). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date and may be paid to the Person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be sent by or on behalf of the Issuer to the registered Holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest, to the extent this Note is not represented by a Registered Global Security, may be made at the option of the Issuer by check sent to the Person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further, that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee in accordance with the Applicable Procedures.

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Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile.

PAYPAL HOLDINGS, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[Signature Page to 2035 Global Note – C1]

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized series of Securities of the Issuer designated as its 5.100% Notes due 2035 (the “Notes”). The Notes are all issued or to be issued under and pursuant to an Indenture, dated as of September 26, 2019 (the “Indenture”), duly executed and delivered between the Issuer and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee with respect to the Notes (the “Trustee”), to which the Indenture and the Officer’s Certificate setting forth the terms of the Notes is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Notes are Senior Securities within the meaning of the Indenture.

The Notes are issuable only as Registered Securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

Except as set forth below, this Note is not redeemable. This Note is not entitled to the benefit of a sinking fund or any analogous provision.

Prior to January 1, 2035, the Notes may be redeemed, in whole at any time or in part from time to time, at the option of the Issuer, for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the date of redemption (assuming the Notes matured on January 1, 2035) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued and unpaid thereon to the redemption date, plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption; provided that the principal amount of any Note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. In addition, on or after January 1, 2035, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at its option, for cash, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notices will be sent (or in the case of Notes held in book-entry form, be transmitted electronically) to Holders of the Notes to be redeemed at least 10 and not more than 60 days prior to the date fixed for redemption, except that redemption notices may be sent more than 60 days prior to a redemption if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the Notes and the Indenture pursuant to Section 10.1 of the Indenture. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by lot or in accordance with the Applicable Procedures. Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an offering of capital stock of the Issuer or other corporate transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be

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rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person. Subject to the Depository Trust Company’s applicable procedures, the Issuer shall provide written notice to the Trustee not later than 9:00 a.m. New York City time on the redemption date if such notice has been delayed or rescinded, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given, in the name and at the expense of the Issuer.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two sub-paragraphs:

•

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to January 1, 2035 (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to January 1, 2035 on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

•

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, January 1, 2035. If there is no United States Treasury security maturing on January 1, 2035 but there are two or more United States Treasury securities with a maturity date equally distant from January 1, 2035, one with a maturity date preceding January 1, 2035 and one with a maturity date following January 1, 2035, the Issuer shall select the United States Treasury security with a maturity date preceding January 1, 2035. If there are two or more United States Treasury securities maturing

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on January 1, 2035 or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this sub-paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If a Change of Control Repurchase Event occurs, unless the Issuer has previously exercised its right to redeem the Notes in whole as described above, the Issuer will be required to make an offer to each Holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of such repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Issuer will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(a)	accept for payment all Notes or portions of Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the Issuer’s offer;

(b)	deposit with the paying agent, no later than 11:00 a.m., New York City time, an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(c)

deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased by the Issuer.

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The paying agent will promptly mail (or, in the case of Notes held in book-entry form, transmit electronically) to each Holder of Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of any Notes surrendered; provided, that each new Note will be in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer as set forth herein and the third party repurchases all Notes properly tendered and not withdrawn under its offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer as set forth herein. In addition, the Issuer will not be required to, and will not, make an offer to repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default with respect to the Notes.

If Holders of not less than 90% in aggregate principal amount of the Notes then outstanding validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Issuer, or any third party making such an offer in lieu of the Issuer as described above, purchases all of such Notes properly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided, that such notice is given not more than 60 days following such repurchase pursuant to the offer to repurchase the Notes upon a Change of Control Repurchase Event described above) to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the Second Change of Control Payment Date.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares or voting power of the Issuer’s Voting Equity Interests; (3) the adoption of a plan by the Issuer’s board of directors relating to the Issuer’s liquidation or dissolution; or (4) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Equity Interests or the outstanding Voting Equity Interests of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Equity Interests outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Equity Interests of the surviving Person or parent entity thereof immediately after giving effect to such transaction. Notwithstanding the

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foregoing, a transaction will not be deemed to result in a Change of Control if (a) the Issuer becomes a wholly-owned Subsidiary of another Person and (b) immediately following that transaction, a majority of Voting Equity Interests of such Person is held by the direct or indirect Holders of the Issuer’s Voting Equity Interests immediately prior to such transaction and in substantially the same proportions as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Fitch, S&P and Moody’s; and (2) if any of Fitch, S&P or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s, or some or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the books of the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in the contiguous United States of America, which shall initially be the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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[FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED

GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

Schedule A

Changes to Principal Amount of Registered Global Securities

Date	Principal Amount of Notes by which this Registered Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of this Registered Global Security	Notation Made By

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